Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement No. 333-161075 on Form S-4 and No. 333-164262 on Form S-8 of Cambium Learning Group, Inc., of our report dated March 26, 2010, relating to the consolidated financial statements and financial statement schedule of Cambium Learning Group, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2009.
/s/ Whitley Penn LLP
Dallas, Texas
March 26, 2010